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EXHIBIT 99.2

                          CONSENT OF DIRECTOR NOMINEE

    The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-1 of TTM Technologies, Inc. as a person who is a Director Nominee of TTM Technologies, Inc.

Date:    September 19, 2000               /s/ James K. Bass

                                          James K. Bass